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                                                                   EXHIBIT 10.5


                          TRADEMARK LICENSE AGREEMENT

         THIS TRADEMARK LICENSE AGREEMENT (this "Agreement"), dated and effective as of the 31st day of March, 2000 ("Effective Date"), by and between DUKE ENERGY CORPORATION, a North Carolina corporation ("Duke Energy"), and DUKE ENERGY FIELD SERVICES, LLC, a Delaware limited liability company ("Licensee").

         WHEREAS, substantially contemporaneously herewith, DEFS Holding Corp., a Delaware corporation and a wholly-owned subsidiary of Duke ("DEFS Holding"), and Phillips Gas Company, a Delaware corporation and a wholly-owned subsidiary of Phillips Petroleum Company, a Delaware corporation ("PGC"), have entered into an Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC pursuant to which DEFS Holding and PGC have transferred to Licensee certain of their midstream natural gas gathering, processing and marketing operations and assets (the "Pooled Assets"); and

         WHEREAS, Licensee desires to obtain a license from Duke Energy to utilize the Licensed Marks (hereinafter defined) for a limited period of time solely for the purpose of operating the Pooled Assets; and

         WHEREAS, Duke Energy is willing to grant such license on the terms and conditions more fully set forth below;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The term "Licensed Marks" shall mean (a) the name and mark "Duke Energy" and the stylized "D" logotype in connection with that name and mark,
(b) the name and mark "PanEnergy", and (c) the name and mark "Texas Eastern" (collectively, the "Licensed Marks").

         2. The term "Licensed Goods and Services" shall mean those goods and services which were being sold, distributed or provided as part of the businesses comprising the Pooled Assets as of the Effective Date.

         3. The term "Licensed Territory" shall mean the continental United States and Canada.

         4. Duke Energy hereby grants to Licensee a nonexclusive, royalty-free license to use, in the Licensed Territory in connection with the advertising, sale, rendering and distribution of the Licensed Goods and Services for the term of this Agreement, when used in the specific manner authorized herein, (a) the name and mark "Duke Energy" as part of the names "Duke Energy Field Services" and "Duke Energy Field Services, LLC" and the other subsidiary names listed in Section A of SCHEDULE 1 attached to and incorporated by reference into this Agreement and the stylized "D"


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logotype in connection with those names, and (b) the names and marks
"PanEnergy" and "Texas Eastern" as part of the subsidiary names listed in Sections B and C of SCHEDULE 1. Licensee shall not have the right to register, as trademarks, service marks or trade names, the Licensed Marks in the Licensed Territory or elsewhere or to sublicense the Licensed Marks. Except as expressly granted in this Agreement, Licensee shall have no license of, right to use or interest in the Licensed Marks or any other trademark, service mark, trade name or logo owned, licensed or used by Duke Energy, including any related applications or registrations (collectively, the "Duke Energy Marks").

         5. Licensee may use the Licensed Marks only in connection with its advertising, sale, rendering and distribution of the Licensed Goods and Services in the Licensed Territory, inclusive of such modifications and improvements to the Licensed Goods and Services as do not comprise materially different goods and services. The specific manner of use of the Licensed Marks always shall be subject to the prior written approval of Duke Energy. Licensor shall retain the right, from time to time, and in its sole discretion, to modify, amend, alter or discontinue any of the Licensed Marks. When Licensor gives Licensee written notice, Licensee shall promptly, but in no event later than 180 days after the notice, conform or discontinue, as applicable, its use of the Licensed Marks as so modified, altered, amended or discontinued and the definition of Licensed Marks shall be deemed to be automatically amended into conformity with those changes in the Licensed Marks. Licensee shall disclose to the public, on its packaging, advertising and literature for the Licensed Goods and Services that the Licensed Marks are owned by Duke Energy and are licensed for use by Licensee. Licensee shall not otherwise make any reference to Duke Energy in Licensee's advertising, promotion, sale or rendering of the Licensed Goods or Services without the prior written approval of Duke Energy. Licensee also shall use on its packaging, labels and in its advertising and literature for the Licensed Goods and Services its own name and address, identifying Licensee as the manufacturer, distributor and/or provider of the Licensed Goods or Services. Licensee may not use in connection with the Licensed Goods or Services, or on packaging, advertising materials or literature for the Licensed Goods or Services, any other name or mark (except for Licensee's name and the Licensed Marks) without Duke Energy's prior written approval.

         6. Licensee acknowledges that title and ownership in the Licensed Marks and the Duke Energy Marks and the associated goodwill are and shall at all times remain in Licensor and that, by this Agreement or otherwise, Licensee shall not acquire any title, ownership, or other interest in the Licensed Marks or the Duke Energy Marks. All uses of the Licensed Marks by Licensee and all goodwill generated by those uses shall inure exclusively and completely to the benefit of Licensor. Licensee acknowledges the validity and enforceability of the Licensor's rights and title in the Licensed marks and the Duke Energy Marks and shall not contest or challenge the validity of, or Licensor's title in, the Licensed Marks or the Duke Energy Marks.

         7. Licensee represents, warrants and covenants that the Licensed Goods and Services shall not be manufactured, packaged, distributed, sold or rendered in such a way as to constitute or be likely to constitute a health or safety hazard to consumers or others. Licensee covenants and agrees that the Licensed Goods and Services and Licensee's use of the Licensed Marks shall comply



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fully with all applicable state, federal, national and local laws and regulations, including those governing the manufacturing, packaging, distribution, sale or rendering of the Licensed Goods and Services, and that the Licensed Goods and Services shall be at least of good and merchantable quality.

         8. Licensee agrees, at its expense, to submit to Duke Energy, promptly upon Duke Energy's request, samples of the Licensed Goods, as well as specimens, labels, advertising, promotional materials and other literature showing actual use of the Licensed Marks in connection with the Licensed Goods and Services. If at any time Duke Energy advises Licensee of changes which must be made in the manner of Licensee's use of the Licensed Marks, Licensee agrees promptly to make such changes requested by Duke Energy or, in the alternative, voluntarily to terminate this Agreement.

         9. Licensee agrees that Duke Energy, or persons authorized by Duke Energy, may enter and inspect, during all reasonable hours, Licensee's business premises where the Licensed Goods and Services are manufactured, assembled, stopped, distributed or rendered, such inspection being for the sole purpose of Duke Energy maintaining control of the nature and quality of the Licensed Goods and Services in connection with which the Licensed Marks are being used.

         10. Any cause of action for infringement or unfair competition arising from or in connection with the use by others of marks consisting of or confusingly similar to the Licensed Marks may be prosecuted at the sole option of Duke Energy and at Duke Energy's expense; however, Duke Energy shall not be obligated to bring or to prosecute any cause of action. In the event of such action, Licensee agrees to render all reasonable assistance to Duke Energy for the institution and prosecution of such action.

         11. Licensee agrees to indemnify, defend and hold Duke Energy and its directors, officers, employees, and subsidiaries (collectively, "Indemnified Persons") harmless from any and all claims, liabilities, demands, actions, causes of action, suits, loss or damage (including their reasonable attorneys' fees and costs of court) arising out of any property damage, injury or death of any person resulting, or alleged to have resulted, from the design, manufacture, use, sale or marketing of the Licensed Goods and Services, REGARDLESS OF WHETHER ANY INDEMNIFIED PERSON AND/OR OTHERS MAY BE WHOLLY, PARTIALLY OR SOLELY NEGLIGENT OR OTHERWISE AT FAULT AND REGARDLESS OF WHETHER SUCH CLAIM OR LIABILITY MAY BE BASED UPON NEGLIGENCE OR STRICT LIABILITY.

         12. Licensee agrees to indemnify, defend and hold all Indemnified Persons Duke Energy harmless from any and all claims, liabilities, demands, actions, causes of action, suits, loss or damage (including their reasonable attorneys' fees and costs of court) based in whole or in part on any claim (a) that the Licensed Goods and Services or the advertising, promotional, packaging or other materials of Licensee infringe the U.S. or foreign patent, trademark, service mark, trade name or copyright rights of any person, party, or entity,
(b) that the Licensed Goods and Services


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incorporate or misappropriate the confidential business information or trade secrets of any person, party or entity, or (c) that the packaging, advertising, promotional or other printed materials produced or distributed in connection with the Licensed Goods and Services infringe the copyright of any person, party or entity, REGARDLESS OF WHETHER ANY INDEMNIFIED PERSON AND/OR OTHERS MAY BE WHOLLY, PARTIALLY, OR SOLELY NEGLIGENT OR OTHERWISE AT FAULT AND REGARDLESS OF WHETHER SUCH CLAIM OR LIABILITY MAY BE BASED UPON NEGLIGENCE OR STRICT LIABILITY.

         13. Licensee agrees that it shall maintain in force a commercial general liability insurance policy including vendor's coverage and product liability coverage for the Licensed Goods and Services in the form and with an insurance carrier acceptable to Duke Energy, with minimum limits of liability of $1,000,000 per occurrence. Such policy shall include an endorsement expressly naming Duke Energy as an additional insured with subrogation waived in its favor and stating that Duke Energy shall receive thirty (30) days prior notice of cancellation, material change in coverage or intent not to renew. Licensee shall, within thirty (30) days after the singing of this Agreement, deliver to Duke Energy a copy of such insurance policy and endorsements certified within the last thirty (30) days by the insurance carrier. Licensee shall deliver to Duke Energy certified copies of all changes to the policy within 60 days after the applicable change and additional certificates of insurance annually on the anniversary date of this Agreement.

         14. This Agreement may be assigned by Licensee to any successor in interest to all, or substantially all, of Licensee's business and assets related to the Licensed Goods and Services including, without limitation, to any publicly owned corporation which may acquire all or substantially all of Licensee's assets related to the Licensed Goods and Services, in which event such successor or assignee shall assume all of the rights and obligations of "Licensee" hereunder. This Agreement, and the license herein granted may not otherwise be assigned by Licensee without Duke Energy's prior written approval. Duke Energy shall have the right to assign, transfer, sub-contract or otherwise delegate the performance of some or all of its rights or responsibilities under this Agreement.

         15. This Agreement shall have a term from the Effective Date until terminated as provided herein below:

         (1) Licensee may terminate the Agreement at any time, with or without cause, upon thirty (30) day's advance written notice to Duke Energy;

         (2) Duke Energy may terminate the Agreement, on thirty (30) day's advance written notice, if Duke Energy and Licensee are unable to resolve any dispute or difference with regard to the manner of use by Licensee of the Licensed Marks or the nature or quality of the goods or services in connection with which the Licensed Marks are being used;




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         (3) In the event Licensee shall breach any of its obligations under this Agreement, Duke Energy may give written notice of such breach. If Licensee shall not have cured such breach within thirty (30) days following such written notice, Duke Energy may send an additional written notice terminating the Agreement on not less than thirty (30) day's additional notice;

         (4) In the event Duke Energy's ownership interest, both direct and indirect, in Licensee shall, at any time, be less than or equal to thirty five percent (35%) or in the event Duke Energy no longer controls, directly or indirectly, the management and policies of the Licensee, Duke Energy may terminate this Agreement on not less than thirty (30) day's advance written notice to Licensee; or

         (5) Licensee is convicted of or pleads guilty or no contest to a felony or other crime which Duke Energy believes may adversely affect the reputation or goodwill of the Licensed Marks or Duke Energy.

         16. The obligations of paragraphs 10, 11 and 16 of this Agreement shall survive termination hereof, regardless of the reason for such termination.

         17. Following termination of this Agreement, regardless of the reason for termination, Licensee agrees (a) to promptly discontinue all use of the Licensed Marks and (b) to promptly amend its trade names, limited liability company agreement, certificates of incorporation or other organizational documents to remove the Duke Energy name therefrom. Thereafter, Licensee shall not utilize in any way, any name, mark, phrase or logo incorporating "Duke" or "Duke Energy" or any of the Licensed Marks, or any name or mark confusingly similar thereto, including using any of the foregoing as a business name or as a trademark or service mark in connection with the sale of any goods or services; PROVIDED, however, that Licensee may continue to use any signage, printed literature, sales materials, purchase orders and the like and sell any products that are included in its inventory as of the date of termination which materials or products utilize the Licensed Marks until the supplies thereof existing on the date of termination have been exhausted, but in any event not longer than one hundred eighty (180) days following such termination.

         18. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile and shall be directed to the address or facsimile number set forth below (or at such other address or facsimile number as such party shall designate by like notice):


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             To Duke Energy:   Duke Energy Corporation
                               5400 Westheimer Court, 8th Floor
                               Houston, Texas 77056-5310
                               Attention: Richard K. McGee
                               Fax No.: (713) 627-5510

             To Licensee:      Duke Energy Field Services, LLC
                               370 17th Street, Suite 900
                               Denver, Colorado 80202
                               Attention: Martha B. Wyrsch
                               Fax No.. (303) 605-8902

         19. This Agreement is entered into and shall be governed for all purposes by the laws of the State of Texas.

         20. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other party.

         21. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all parties hereto. Either party hereto may, only by an instrument in writing, waive compliance by the other parties hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy.

         22. The parties hereto agree that irreparable damage would occur in the event that any party fails to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and that tho parties shall be entitled to specific performance in such event, in addition to any other remedy or law or in equity.

         23. Nothing in this Agreement shall be deemed to create a franchise, joint venture, or partnership between Licensor and Licensee.

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         IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Agreement to be duly executed and delivered on the date first set forth above.

                           DUKE ENERGY CORPORATION



                           By: /s/ Fred J. Fowler
                               -------------------------------------------------
                           Name: Fred J. Fowler
                           Title: Group President - Energy Transmission


                           DUKE ENERGY FIELD SERVICES, LLC


                           By: /s/ J.W. Mogg
                               -------------------------------------------------
                           Name: J.W. Mogg
                           Title: Chairman, President & Chief Executive Officer




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                                   SCHEDULE 1

                SUBSIDIARIES OF DUKE ENERGY FIELD SERVICES, LLC

A.       Brigham-Duke (Delaware) LLC
         Duke Energy Business Services 110 LLC
         Duke Energy Canada Pipeline Ltd.
         Duke Energy Comite, LLC
         Duke Energy Field Services Assets, LLC
         Duke Energy Field Services Canada Holdings, Inc.
         Duke Energy Field Services LP Acquisition, LLC
         Duke Energy Field Services Marketing, LLC
         Duke Energy Field Services Southwest, LLC
         Duke Energy Financial Services, LLC
         Duke Energy Fuels Operating LLC
         Duke Energy Gathering and Processing, L.P.
         Duke Energy Hinshaw Pipeline, LLC
         Duke Energy Intrastate Network, LLC
         Duke Energy Intrastate Pipeline, LLC
         Duke Energy Midstream Services Canada Ltd.
         Duke Energy NGL Services, LLC
         Duke Energy Ozona Condensate, LLC
         Duke Energy Southwest Ozona Plant, LLC
         Duke Energy Stratton Liquid Pipeline, LLC
         Duke Energy Texas Intrastate Pipeline, LLC

B.       PanEnergy Dauphin Island, LLC
         PanEnergy Louisiana Intrastate, LLC
         PanEnergy Mobile Bay Processing, LLC

C.       Texas Eastern Products Pipeline Company, LLC